EXHIBIT 99.1

IZEA Appoints Justin Andrews as Chief Financial Officer

Orlando, FL (September 19, 2019) - IZEA Worldwide, Inc. (NASDAQ: IZEA), operator of IZEAx®, the premier online marketplace connecting brands and publishers with influential content creators, announced the appointment of Justin Andrews, CPA as Chief Financial Officer, effective September 17, 2019. Mr. Andrews will serve on the IZEA Executive Leadership Team and will report directly to Ted Murphy, Chief Executive Officer of IZEA Worldwide.

Mr. Andrews previously served as Vice President of Finance, acting as the division CFO for multiple portfolios of ESW Capital (Trilogy), since 2018. Mr. Andrews led efforts to integrate and restructure the portfolio companies, increase margins, and further their profitability.

Prior to his role at ESW Capital (Trilogy) he served as Director of Finance for Mobi Corp., which was later acquired by BSM Technologies, a publicly traded SaaS Geotab company. His responsibilities included financial reporting, audit, tax, compliance, and internal controls. He was responsible for the implementation of NetSuite at the organization and reduced costs by improving processes, negotiating costs, and creating efficiencies.

“The Board of Directors and I are delighted to have Justin join team IZEA,” said Ted Murphy, Founder, Chairman and CEO. “Justin brings a wealth of operational knowledge from SaaS and technology companies to his position at IZEA. His experience in audit, public company compliance, reporting, and management will bolster our finance and accounting organization moving forward.”

“IZEA is uniquely positioned in the influencer marketing space,” commented Andrews. “I am excited by the pace of innovation, impressed by what this team has built, and looking forward to contributing to the growth of the company.”

Prior to joining Mobi Corp., Mr. Andrews served as Head of Finance for Vantage Administration Services and United Payment Services. He is a Certified Public Accountant and holds a Bachelor of Business Administration with a major in Accounting from Texas Tech University.

About IZEA Worldwide, Inc.
IZEA Worldwide, Inc. (“IZEA”) operates online platforms that connect marketers with content creators. IZEA platforms automate influencer marketing and custom content development, allowing brands and agencies to scale their marketing programs. IZEA influencers include everyday creators as well as celebrities and accredited journalists. Creators are compensated for producing unique content such as long and short form text, videos, photos, status updates, and illustrations for marketers or distributing such content on behalf of marketers through their personal websites, blogs, and social media channels. Marketers receive influential content and engaging, shareable stories that drive awareness. For more information about IZEA, visit https://izea.com/.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning IZEA’s ability to increase its revenue and sales pipeline, expectations with respect to operational efficiency, and expectations concerning IZEA’s business strategy.

Forward-looking statements involve inherent risks and uncertainties, which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors, including, among others, the following: competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
Martin Smith
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: ir@izea.com